EXHIBIT 7C

For period ending 2/28/2018 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1.
Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.

                                                                  Is this the
                                                                  last filing
Series                                                            for this
Number  Series Name                                               Series? (Y/N)

141	 Target 2015 Fund          	                              N
142	 Target 2025 Fund         		                      N
143	 Target 2035 Fund         		                      N
144	 Target 2045 Fund      		                              N
145	 Target 2050 Fund       	  	                      N
182	 Target 2055 Fund       	                              N
192	 Target 2060 Fund		      	                      N
206	Emerging Markets Bond Fund				      N
207	Factor Enhanced International Fund		              N
208	Factor Enhanced Large Cap Fund		                      N
209	Factor Enhanced Emerging Markets Fund			      N
210     Factor Enhanced Small Cap Fund				      N
211	High Yield Corporate Bond Fund				      N
212 	U.S. Core Bond Fund					      N
213	International Government Bond Fund		              N